Exhibit 23.1

                                     NORWEST
                               QUESTA ENGINEERING

                     Norwest Questa Engineering Corporation
                 1010 Tenth Street, Golden, Colorado 80401, USA
                   Phone: (303) 277-1629, Fax: (303) 277-0119
                          Internet: www.norwestcorp.com

                                  May 14, 2007

Mr. Les Bates
Chief Financial Officer
New Frontier Energy, Inc.
1789 W. Littleton, Blvd.
Littleton, CO 80120-0289

Dear Les:

We hereby consent to your using the following Consent in you annual report.

                        CONSENT OF INDEPENDENT PETROLEUM
                            ENGINEERS AND GEOLOGISTS

     We hereby consent to the references to our firm, in the context in which they appear, and to our reserve estimates as of February 28, 2007, included in the Annual Report on Form 10-KSB of New Frontier Energy, Inc. for the fiscal year ended February 28, 2007.

Norwest Questa Engineering Corp.

May 14, 2007

NORWEST QUESTA ENGINEERING CORPORATION

/s/ JOHN D. WRIGHT
------------------

SEAL:    COLORADO PROFESSIONAL
              ENGINEER
           JOHN D. WRIGHT
               14791

John D. Wright
President                  Digitally signed by John D. Wright
                           DN:o=VeriSign, Inc. ou=VeriSign Trust Network,
                           ou=www.verisign.com/repository/RPA Incorp. By Ref.,
                           LIAB.LTD(c)98,ou=Persona Not Validated, ou=Digital ID
                           Class 1-Microsoft Full Service, cn=John D. Wright,
                           Email=jwright@norwestcorp.com
                           -----------------------------
                           Reason: I am the author of this document
                           Date:2007.05.14 12:06:45-06'00'

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